Exhibit (c)(7)
Presentation to Colorprint Preliminary Board Discussion Materials Goldman, Sachs & Co. February 28, 2007

Table of Contents I. Preliminary Valuation Analyses II. Preliminary Capital Structure Analyses Appendix A: Additional Information Goldman Sachs does not provide accounting, tax, or legal advice. Notwithstanding anything in this document to the contrary, and except as required to enable compliance with applicable securities law, you (and each of your employees, representatives, and other agents) may disclose to any and all persons the US federal income and state tax treatment and tax structure of the transaction and all materials of any kind (including tax opinions and other tax analyses) that are provided to you relating to such tax t reatment and tax structure, without Goldman Sachs imposing any limitation of any kind.

I. Preliminary Valuation Analyses Preliminary Valuation Analyses4

Goldman Sachs

Illustrative Analysis at Various Prices

($ in millions, except per share data)

	Management / Analyst	07-Dec-06[1]	20-Feb-07[2]	Current					
Price Per Share		$ 24.23	$ 29.19	$ 32.25	$ 29.00	$ 30.00	$ 31.00	$ 32.00	$ 33.00
Premium to Current Price (26-Feb-07)		(24.9)%	(9.5)%	0.0 %	(10.1)%	(7.0)%	(3.9)%	(0.8)%	2.3 %
Equity Value[3]		$ 1,142	$ 1,397	$ 1,559	$ 1,387	$ 1,440	$ 1,493	$ 1,546	$ 1,599
Net Debt (at 31-Dec-06)		65	65	65	65	65	65	65	65
Enterprise Value		1,207	1,462	1,624	1,452	1,505	1,558	1,611	1,664
Premium to:									
07-Dec-06 Closing Price[1]	$ 24.23	0.0 %	20.5 %	33.1 %	19.7 %	23.8 %	27.9 %	32.1 %	36.2 %
20-Feb-07 Closing Price[2]	29.19	(17.0)	0.0	10.5	(0.7)	2.8	6.2	9.6	13.1
30 Day Average	28.90	(16.1)	1.0	11.6	0.4	3.8	7.3	10.7	14.2
90 Day Average	27.32	(11.3)	6.9	18.1	6.2	9.8	13.5	17.1	20.8
180 Day Average	27.66	(12.4)	5.5	16.6	4.9	8.5	12.1	15.7	19.3
52 Week High Closing Price	32.58	(25.6)	(10.4)	(1.0)	(11.0)	(7.9)	(4.8)	(1.8)	1.3
EBITDA[4]	**Management / Analyst**								
LTM - 12/31/06	$ 147.6	8.2 x	9.9 x	11.0 x	9.8 x	10.2 x	10.6 x	10.9 x	11.3 x
LTM - 3/31/07E - Management	139.6	8.6	10.5	11.6	10.4	10.8	11.2	11.5	11.9
CY2007E - Analyst Median	$ 167.9	7.2 x	8.7 x	9.7 x	8.6 x	9.0 x	9.3 x	9.6 x	9.9 x
CY2007E - Management	157.9	7.6	9.3	10.3	9.2	9.5	9.9	10.2	10.5
CY2008E - Analyst Median	$ 183.6	6.6 x	8.0 x	8.8 x	7.9 x	8.2 x	8.5 x	8.8 x	9.1 x
CY2008E - Management	175.1	6.9	8.4	9.3	8.3	8.6	8.9	9.2	9.5
EPS[4]									
CY2007E - Analyst Median	$ 1.46	16.6 x	20.0 x	22.1 x	19.9 x	20.5 x	21.2 x	21.9 x	22.6 x
CY2007E - Management	1.22	19.9	24.0	26.5	23.8	24.6	25.4	26.3	27.1
CY2008E - Analyst Median	$ 1.68	14.4 x	17.4 x	19.2 x	17.3 x	17.9 x	18.5 x	19.0 x	19.6 x
CY2008E - Management	1.49	16.3	19.6	21.7	19.5	20.2	20.8	21.5	22.2
PEG (LT - IBES Median)									
CY 2007E P/E	10.8 %	1.5 x	1.9 x	2.1 x	1.8 x	1.9 x	2.0 x	2.0 x	2.1 x
CY 2008E P/E	10.8	1.3	1.6	1.8	1.6	1.7	1.7	1.8	1.8

Preliminary Valuation Analyses 5

Market Performance Indexed Stock Price and Forward P/E Multiple — Past Three Years Indexed Stock Price Forward P/E Multiple
Average 200% High Low Last 3Y Last 2Y Last 1Y 07-Dec-06 Current 87.6%Colorprint22.9 x 15.8 x 19.0 x 19.1 x 19.6 x 18.2 x 22.1 x Marketing Services [1]20.715.618.318.418.117.618.6 180%24x 22.1x 160%22x 20x Indexed Price 140% 26.6% 18.6x 120%Next Twelve Months P/E (x) 18x 100%16x (0.4%) 80%14x Feb- Jul- Dec- Jun- Nov- Apr- Sep- Feb-Feb- Jul- Dec- May- Oct- Mar- Aug- Jan-2004 2004 2004 2005 2005 2006 2006 2007 2004 2004 2004 2005 2005 2006 2006 2007 Daily from 26-Feb-2004 to 26-Feb-2007Daily from 26-Feb-2004 to 26-Feb-2007 ColorprintS&P 500 IndexMarketing Services [1]
Preliminary Valuation Analyses6

Market Performance Enterprise Value / LTM EBITDA — Past Three Years Average 12xHighLow Last 3Y Last 2Y Last 1Y 07-Dec-06 Current Colorprint11.1 x5.7 x8.1 x8.5 x8.8 x8.2 x 11.0 x Marketing Services [1]11.26.59.18.78.19.08.8 11.0 11x 10x 9x 8.8 x 8x 7x Enterprise Value to LTM EBITDA Multiple6x 5x 4x Feb-2004Jul-2004Dec-2004May-2005Oct-2005Apr-2006Sep-2006Feb-2007 Daily from 26-Feb-2004 to 26-Feb-2007 ColorprintMarketing Services [1] Preliminary Valuation Analyses7

Goldman Sachs

Comparison of Selected Companies

($ in millions, except per share data)

Company	Closing Price 26-Feb-07	% of 52 Week High	Equity Market Cap[1]	Enterprise Value[1]	Enterprise Value / EBITDA LTM[1]	Enterprise Value / EBITDA 2007E[2]	Enterprise Value / EBITDA 2008E[2]	Calendarized P/E Multiples[2] 2007E	Calendarized P/E Multiples[2] 2008E	5-Year Est. EPS CAGR[2]	2007 PE to 5-Year CAGR[2]	LTM EBITDA Margin[1]
Colorprint - Analyst Estimates	$ 32.25	99 %	$ 1,559	$ 1,624	11.0 x	9.7 x	8.8 x	22.1 x	19.2 x	10.8 %	2.1 x	31.6 %
Colorprint - Management						10.3	9.3	26.5	21.7			
Harte Hanks	$ 27.88	97.3 %	$ 2,200	$ 2,367	10.8 x	10.0 x	9.7 x	18.6 x	16.5 x	10.3 %	1.8 x	18.6 %
Acxiom	21.81	82.4	1,715	2,416	5.7	5.9	5.8	20.5	16.8	15.0	1.4	30.6
Valassis Communications[3]	17.11	55.8	818	2,172	11.9	8.2	8.2	15.4	13.5	5.0	3.1	7.2
InfoUSA	10.21	78.5	568	820	8.8	6.9	6.3	14.7	12.4	NA	NA	21.5
High		97.3 %			11.9 x	10.0 x	9.7 x	20.5 x	16.8 x	15.0 %	3.1 x	30.6 %
Median		80.5			9.8	7.5	7.2	17.0	15.0	10.3	1.8	20.0
Mean		78.5			9.3	7.7	7.5	17.3	14.8	10.1	2.1	19.5
Low		55.8			5.7	5.9	5.8	14.7	12.4	5.0	1.4	7.2

Preliminary Valuation Analyses 8

Illustrative Present Value of Future Stock Price Analysis

2008E EPS

Illustrative Present Value of Future Stock Price

	% Growth from CY 2007E[1]			FY1 P / E			
	Analyst	Management		18.0 x	19.0 x	20.0 x	21.0 x
CY 2008E EPS	(11.0)%	6.6 %	$ 1.30	$ 20.46	$ 21.59	$ 22.73	$ 23.87
	(4.1)	14.8	1.40	22.03	23.26	24.48	25.70
	2.7	23.0	1.50	23.61	24.92	26.23	27.54
	9.6	31.2	1.60	25.18	26.58	27.98	29.38
	16.4	39.4	1.70	26.75	28.24	29.73	31.21
	23.3	47.6	1.80	28.33	29.90	31.47	33.05

Illustrative Premium / (Discount) of Present Value of Future Stock Price to Current Price $32.25

	% Growth from CY 2007E[1]			FY1 P / E			
	Analyst	Management		18.0 x	19.0 x	20.0 x	21.0 x
CY 2008E EPS	(11.0)%	6.6 %	$ 1.30	(36.6)%	(33.0)%	(29.5)%	(26.0)%
	(4.1)	14.8	1.40	(31.7)	(27.9)	(24.1)	(20.3)
	2.7	23.0	1.50	(26.8)	(22.7)	(18.7)	(14.6)
	9.6	31.2	1.60	(21.9)	(17.6)	(13.2)	(8.9)
	16.4	39.4	1.70	(17.0)	(12.4)	(7.8)	(3.2)
	23.3	47.6	1.80	(12.2)	(7.3)	(2.4)	2.5

Preliminary Valuation Analyses 9

Goldman Sachs

Illustrative Present Value of Future Stock Price Analysis

2009E EPS

Illustrative Present Value of Future Stock Price

	% Growth from CY 2008E[1]			FY1 P / E			
	Analyst	Management		18.0 x	19.0 x	20.0 x	21.0 x
CY 2009E EPS	(10.7)%	0.7 %	$ 1.50	$ 21.35	$ 22.53	$ 23.72	$ 24.90
	(4.8)	7.4	1.60	22.77	24.03	25.30	26.56
	1.2	14.1	1.70	24.19	25.54	26.88	28.22
	7.1	20.8	1.80	25.61	27.04	28.46	29.88
	13.1	27.5	1.90	27.04	28.54	30.04	31.54
	19.0	34.2	2.00	28.46	30.04	31.62	33.20

Illustrative Premium / (Discount) of Present Value of Future Stock Price to Current Price $32.25

	% Growth from CY 2008E[1]			FY1 P / E			
	Analyst	Management		18.0 x	19.0 x	20.0 x	21.0 x
CY 2009E EPS	(10.7)%	0.7 %	$ 1.50	(33.8)%	(30.1)%	(26.5)%	(22.8)%
	(4.8)	7.4	1.60	(29.4)	(25.5)	(21.6)	(17.6)
	1.2	14.1	1.70	(25.0)	(20.8)	(16.7)	(12.5)
	7.1	20.8	1.80	(20.6)	(16.2)	(11.8)	(7.3)
	13.1	27.5	1.90	(16.2)	(11.5)	(6.8)	(2.2)
	19.0	34.2	2.00	(11.8)	(6.8)	(1.9)	3.0

Preliminary Valuation Analyses 10

Goldman Sachs

Illustrative Discounted Cash Flow

Valuation Date February 28, 2007

($ in millions, except per share data)

	As of 31-December				
	2007	2008	2009	2010	2011
Sales	$ 506.9	$ 546.2	$ 595.4	$ 644.9	$ 699.2
Growth	*8.6 %*	*7.8 %*	*9.0 %*	*8.3 %*	*8.4 %*
EBIT	$ 123.7	$ 137.5	$ 152.6	$ 168.2	$ 190.0
EBIT Margin	*24.4 %*	*25.2 %*	*25.6 %*	*26.1 %*	*27.2 %*
D&A	$ 51.9	$ 55.1	$ 59.0	$ 63.8	$ 66.5
EBITDA	175.7	192.6	211.6	232.0	256.5
EBITDA Margin	*34.7 %*	*35.3 %*	*35.5 %*	*36.0 %*	*36.7 %*
Taxes at 38%	$ 47.0	$ 52.2	$ 58.0	$ 63.9	$ 72.2
Change in Working Capital	$(12.1)	$ 4.9	$ 2.7	$ 2.4	$ 2.1
Capex	54.8	68.8	67.0	35.0	55.6
Unlevered Free Cash Flow	$ 61.8	$ 76.5	$ 69.3	$ 135.4	$ 130.8
Adjustment to 2007 Unlevered FCF[1]	(10.0)				
Unlevered Free Cash Flow	$ 51.8	$ 76.5	$ 69.3	$ 135.4	$ 130.8

Implied Share Price

Discount Rate	Terminal LTM EBITDA Multiple[2] 7.5 x	8.0 x	8.5 x	9.0 x	9.5 x
10.0 %	$ 30.50	$ 31.96	$ 33.41	$ 34.84	$ 36.28
10.5 %	29.95	31.37	32.80	34.20	35.60
11.0 %	29.40	30.80	32.19	33.57	34.95
11.5 %	28.87	30.24	31.60	32.96	34.31
12.0 %	28.35	29.69	31.03	32.36	33.68
12.5 %	27.84	29.16	30.46	31.77	33.07

EBITDA Margin	Revenue Growth[3] 5.0 %	6.0 %	7.0 %	8.0 %	9.0 %
34.0 %	$26.08	$27.33	$28.59	$29.89	$31.23
35.0 %	26.94	28.21	29.50	30.83	32.21
36.0 %	27.80	29.08	30.40	31.77	33.18
37.0 %	28.63	29.94	31.30	32.71	34.14

Preliminary Valuation Analyses 11

Comparison of Selected Transactions Selected Marketing Services Transactions Since 2004 ($ in millions) Enterprise Value /Price / Date EquityEnterprise LTMForward Forward AnnouncedTargetAcquirorValue [1]Value2EBITDAEBITDA3EPS3 45 Dec-06 ADVO (after legal settlement)Valassis$ 1,061$ 1,14713.1 x10.6 x27.7 x 667 Jan-06 VNU NVValcon Acquisition9,71211,03813.112.019.5 Aug-05 NDCHealth Information ManagementWolters Kluwer NVNA38210.5810.68NA High13.1 x12.0 x27.7 x Median13.110.623.6 Mean12.211.123.6 Low10.510.619.5
Preliminary Valuation Analyses 12

Comparison of Selected Premiums 100% Cash Consideration Transactions, Last Three Years Premium Paid to: 27.6%27.2% 19.7% 18.8% 0.9% 1 Day30-Day Average90-Day Average180-Day Average52 Week High Median Premium — 100% Cash Transactions, Last 3 Years [1] Preliminary Valuation Analyses 13

II. Preliminary Capital Structure Analyses Preliminary Capital Structure Analyses 14

Summary of Historical and Projected Financials

($ in millions, except per share data)

	Historical			CAGR	Management Projections					CAGR
	2004	2005	2006	'04 - '06	2007E	2008E	2009E	2010E	2011E	'06 - '11
Revenue	$ 417.7	$ 403.8	$ 466.8	5.7 %	$ 506.9	$ 546.2	$ 595.4	$ 644.9	$ 699.2	8.4 %
Growth		*(3.3)%*	*15.6 %*		*8.6 %*	*7.8 %*	*9.0 %*	*8.3 %*	*8.4 %*	
EBITDA	$ 164.2	$ 137.8	$ 158.3	(1.8)%	$ 175.7	$ 192.6	$ 211.6	$ 232.0	$ 256.5	9.9 %
Growth		*(16.1)%*	*14.9 %*		*11.0 %*	*9.6 %*	*9.9 %*	*9.6 %*	*10.6 %*	
Margin	*39.3 %*	*34.1*	*33.9*		*34.7*	*35.3*	*35.5*	*36.0*	*36.7*	
EBIT	$ 119.8	$ 101.0	$ 119.0	(0.3)%	$ 123.7	$ 137.5	$ 152.6	$ 168.2	$ 190.0	11.3 %
Growth		*(15.7)%*	*17.8 %*		*4.0 %*	*11.1 %*	*11.0 %*	*10.2 %*	*12.9 %*	
Margin	*28.7 %*	*25.0*	*25.5*		*24.4*	*25.2*	*25.6*	*26.1*	*27.2*	
Net Income	$ 76.4	$ 63.6	$ 74.8	(1.0)%	$ 70.4	$ 82.7	$ 95.7	$ 106.5	$ 122.3	14.8 %
Growth		*(16.8)%*	*17.6 %*		*(5.8)%*	*17.4 %*	*15.7 %*	*11.3 %*	*14.8 %*	
Weighted Avg. Diluted Shares	52.4	50.0	46.6		46.7	46.7				
EPS	$ 1.46	$ 1.27	$ 1.60	4.7 %	$ 1.51	$ 1.77				
Growth		*(12.8)%*	*25.6 %*		*(5.6)%*	*17.4 %*				
EPS (less FAS 123R Expense)	$ 1.46	$ 1.27	$ 1.43	(1.1)%	$ 1.22	$ 1.49				
Growth		*(12.8)%*	*12.2 %*		*(14.6)%*	*21.9 %*				

Preliminary Capital Structure Analyses 15

Grey Page Preliminary Capital Structure Analyses 16

Illustrative Leveraged Recapitalization Analysis Assumptions Transaction Assumptions Financing Assumptions / Indicative Terms nTransaction as of 31-Mar-2007 nColorprint issues debt to fund share buyback n38% tax rate n Refinance $127.7mm of existing debt nStock price of $27.841 n Ran three scenarios: nRollover equity based buyback purchase price Issuance size $500mm $600mm $700mm Buyback Amount $365mm $463mm $562mm nFees equal to 1.5% of debt issued Purchase Premium 8.0% 10.0% 12.0% Buyback as % of Stock 25.3% 31.5% 37.4% Roll-Forward Assumptions Cost of Debt L + 150 L + 150 L + 175 nPro Forma Credit Rating BB/Ba2 BB/Ba2 2007 and 2008 based on analyst median of Bear BB-/Ba3 Stearns, Deutsche Bank, First Analysis, JP Morgan and Pro-Forma 2007 Debt / LTM Adj EBITDA 3.2x 3.9x Robert W. Baird estimates 4.5x nAssumes 10% revenue growth for 2009-2011 nAssumes constant EBITDA margin of 33% for 2009-2011 nAssumes Capex of $50mm for 2009-2011 nAssumes 2009-2011 D&A equal to Capex nAssumes pre-tax standalone interest expense of $2mm for Q1 2007 1As of 14-Feb-07, day of Q4 2006 earnings release and announcement of termination of possible transaction. Preliminary Capital Structure Analyses 17

Goldman Sachs

Illustrative Leveraged Recapitalization Analysis

Sensitivity Analysis

($ in millions, except per share amounts)

$500mm Debt Issuance and $365mm Buyback[1] (L + 150bps)

IRR Sensitivity

2011 EBITDA Multiple	Per Share Repurchase Price: $ 28.00	$ 29.00	$ 30.00	$ 31.00	$ 32.00
7.0 x	11.8 %	10.6 %	9.4 %	8.3 %	7.2 %
8.0	15.2	13.9	12.6	11.5	10.4
9.0	18.2	16.8	15.6	14.4	13.3

2008 EPS Accretion / (Dilution)

Per Share Repurchase Price: $ 28.00	$ 29.00	$ 30.00	$ 31.00	$ 32.00
13.9 %	12.3 %	10.9 %	9.6 %	8.4 %

$600mm Debt Issuance and $463mm Buyback[1] (L + 150bps)

IRR Sensitivity

2011 EBITDA Multiple	Per Share Repurchase Price: $ 28.00	$ 29.00	$ 30.00	$ 31.00	$ 32.00
7.0 x	12.5 %	11.1 %	9.8 %	8.6 %	7.4 %
8.0	16.1	14.7	13.3	12.1	10.9
9.0	19.4	17.9	16.5	15.2	13.9

2008 EPS Accretion / (Dilution)

Per Share Repurchase Price: $ 28.00	$ 29.00	$ 30.00	$ 31.00	$ 32.00
18.4 %	16.1 %	14.0 %	12.2 %	10.5 %

$700mm Debt Issuance and $562mm Buyback[1] (L + 175bps)

IRR Sensitivity

2011 EBITDA Multiple	Per Share Repurchase Price: $ 28.00	$ 29.00	$ 30.00	$ 31.00	$ 32.00
7.0 x	13.3 %	11.7 %	10.3 %	8.9 %	7.6 %
8.0	17.3	15.6	14.1	12.7	11.4
9.0	20.8	19.1	17.5	16.0	14.7

2008 EPS Accretion / (Dilution)

Per Share Repurchase Price: $ 28.00	$ 29.00	$ 30.00	$ 31.00	$ 32.00
21.8 %	18.6 %	15.7 %	13.1 %	10.8 %

[1] *Includes refinancing of $127.7mm of existing debt and fees equal to 1.5% of debt issued.*

Preliminary Capital Structure Analyses 18

Illustrative Leveraged Recapitalization Analysis Potential Share Price Appreciation ($ in millions, except per share data) 2007 — Pro Forma Share Price (PV)2008 — Pro Forma Share Price (PV) Debt Issued$ 500$ 600$ 700$ 500$ 600$ 700 $1.52$ 1.52$ 1.49$ 1.86$ 1.90$ 1.89 18.0 x$ 27.29$ 27.35$ 26.8916.0 x$ 29.78$ 30.34$ 30.28 Pro Forma P/E 19.028.8128.8728.39Pro Forma P/E 17.031.6432.2332.18 20.030.3230.3929.8818.033.5034.1334.07 Appreciation from $27.84Appreciation from $27.84 18.0 x(2.0)%(1.8)%(3.4)%16.0 x7.0%9.0%8.8 % Pro Forma P/E 19.03.53.72.0Pro Forma P/E 17.013.615.815.6 20.08.99.27.318.020.322.622.4 Preliminary Capital Structure Analyses 19

Grey Page Preliminary Capital Structure Analyses 20

Goldman Sachs

Illustrative LBO Analysis

Assumes $32.00 Purchase Price

Sources and Uses

Sources of Funds

	Amount ($mm)	Expected Rating	Cost of Debt	% of Total	x 12/31/06 Adj. EBITDA[1]	x 3/31/07E Adj. EBITDA[2]
Revolver[3]	$ 0.0	Ba3/B	L + 250	0.0%	0.0x	0.0x
1st Lien Term Loan B	675.0	Ba3/B	L + 250	39.3%	4.3x	4.3x
Bank Debt	**$ 675.0**			**39.3%**	**4.3x**	**4.3x**
Senior Unsecured Notes	250.0	B3/CCC+	9.0%	14.6%	1.6x	1.6x
Senior Debt	**$ 925.0**			**53.9%**	**5.9x**	**5.9x**
Senior Subordinated Notes	210.0	Caa1/CCC+	10.5%	12.2%	1.3x	1.3x
Total Debt	**$ 1,135.0**			**66.2%**	**7.2x**	**7.3x**
Sponsor Equity Contribution	580.4			33.8%	3.7x	3.7x
Total Sources	**$ 1,715.4**			**100.0%**	**10.9x**	**11.0x**

Uses of Funds

	Amount ($mm)
Equity Consideration[4]	$ 1,545.9
Existing Debt Retired	127.7
Total Purchase Price	**1,673.7**
Legal / Advisory Fees	12.0
Financing Costs	29.8
Total Uses	**$ 1,715.4**

Preliminary Capital Structure Analyses 21

Illustrative LBO Analysis

Assumes $32.00 Purchase Price

($ in millions)

($ in millions)	Pro Forma LTM 12/31/06	CY Ended December 31, 2007E	2008P	2009P	2010P	2011P
OPERATIONAL DATA						
Total Sales	$466.8	$506.9	$546.2	$595.4	$644.9	$699.2
growth		8.6%	7.8%	9.0%	8.3%	8.4%
Adjusted EBITDA	157.6	176.1	195.0	214.0	234.4	258.9
margin	33.8%	35.1%	35.7%	35.9%	36.3%	37.0%
Adjusted EBIT	$118.4	$126.1	$139.9	$155.0	$170.6	$192.4
Net Interest Expense	100.0	99.1	97.7	95.5	90.8	84.3
Net Income (Loss) to Common	11.6	16.8	26.2	36.9	49.4	67.0
SELECTED CASH FLOW DATA:						
Adjusted EBITDA	$157.6	$176.1	$195.0	$214.0	$234.4	$258.9
+/- Changes in Working Capital	(7.5)	(12.1)	4.9	2.7	2.4	2.1
- Total Capital Expenditures	(113.8)	(54.8)	(68.8)	(67.0)	(35.0)	(55.6)
= Operating Cash Flow	36.2	111.2	131.1	149.7	201.8	205.4
- Cash Taxes	(7.0)	(10.3)	(16.0)	(22.6)	(30.3)	(41.1)
- Cash Interest Expense (net)	(100.0)	(96.1)	(94.7)	(92.5)	(87.9)	(81.3)
= Cash for Debt Service		4.8	20.4	34.6	83.6	83.0
Cumulative Cash for Debt Service		4.8	25.2	59.8	143.3	226.3
CAPITALIZATION:						
Cash	$62.9	$50.0	$50.0	$50.0	$50.0	$50.0
Revolver	0.0	0.0	0.0	0.0	0.0	0.0
1st Lien Term Loan B	675.0	655.1	634.7	600.1	516.5	433.5
Total Bank Debt	$675.0	$655.1	$634.7	$600.1	$516.5	$433.5
Senior Unsecured Notes	250.0	250.0	250.0	250.0	250.0	250.0
Total Senior Debt	$925.0	$905.1	$884.7	$850.1	$766.5	$683.5
Senior Subordinated Notes	210.0	210.0	210.0	210.0	210.0	210.0
Total Debt	$1,135.0	$1,115.1	$1,094.7	$1,060.1	$976.5	$893.5
Shareholders' Equity	580.4	597.2	623.3	660.3	709.7	776.7
Total Capitalization	1,715.4	1,712.2	1,718.0	1,720.4	1,686.2	1,670.2
CREDIT STATISTICS:						
Adjusted EBITDA / 1st Lien Interest	2.9x	3.4x	3.8x	4.4x	5.3x	6.0x
Adjusted EBITDA / Cash Interest	1.6x	1.8x	2.0x	2.3x	2.6x	3.1x
Adjusted EBITDA / Total Interest	1.6x	1.8x	2.0x	2.2x	2.6x	3.0x
(Adjusted EBITDA – Capex) / Total Interest	0.4x	1.2x	1.3x	1.5x	2.2x	2.4x
1st Lien Debt / Adj. EBITDA	4.3x	3.7x	3.3x	2.8x	2.2x	1.7x
Senior Debt / Adj. EBITDA	5.9x	5.1x	4.5x	4.0x	3.3x	2.6x
Total Debt / Adj. EBITDA	7.2x	6.3x	5.6x	5.0x	4.2x	3.5x
Free Cash Flow / Total Debt	0.0 %	0.4 %	1.9 %	3.3 %	8.6 %	9.3 %
Total Debt / Total Capitalization	66.2 %	65.1 %	63.7 %	61.6 %	57.9 %	53.5 %

Preliminary Capital Structure Analyses 22

Illustrative LBO Returns Returns at Various Exit Dates — Assumes Exit at 8.5x LTM EBITDA Entrance Premium to 07-Dec-2006 Stock Price 19.7%23.8%27.9%32.1%36.2% 1960%$ 29.00$ 30.00$ 31.00$ 32.00$ 33.00 201028.0%24.0%20.6%17.6%14.8 % Exit Date201127.924.722.019.617.4 201226.023.521.219.217.4 Returns at Various Exit Multiples — Assumes Exit in 2011 Entrance Premium to 07-Dec-2006 Stock Price 19.7%23.8%27.9%32.1%36.2% 20%$ 29.00$ 30.00$ 31.00$ 32.00$ 33.00 7.5x 22.3%19.3%16.7%14.3%12.3% 8.0x 25.222.119.417.114.9 8.5x 27.924.722.019.617.4 2011 EBITDA Exit Multiple9.0x 30.327.124.321.919.6 9.5x 32.629.426.524.021.8 Returns at Achievement of Target EBITDA — Assumes $32.00 Purchase Price % Achievement of Management Projections 100.0%95.0%90.0%85.0% 7.5x 14.3%11.2%7.8%3.8% 8.0x 17.114.110.87.1 2011 8.5x 19.616.713.510.0 EBITDA Exit Multiple9.0x 21.919.116.112.7 9.5x 24.021.318.415.1 Preliminary Capital Structure Analyses 23

Illustrative LBO Returns Includes 15% Management Options Returns at Various Exit Dates — Assumes Exit at 8.5x LTM EBITDA Entrance Premium to 07-Dec-2006 Stock Price 19.7%23.8%27.9%32.1%36.2% 1710%$ 29.00$ 30.00$ 31.00$ 32.00$ 33.00 201024.5%20.8%17.7%15.0%12.5 % Exit Date201124.821.819.317.115.1 201223.320.918.817.015.3 Returns at Various Exit Multiples — Assumes Exit in 2011 Entrance Premium to 07-Dec-2006 Stock Price 19.7%23.8%27.9%32.1%36.2% 17%$ 29.00$ 30.00$ 31.00$ 32.00$ 33.00 7.5x 19.6%16.8%14.4%12.3%10.4% 8.0x 22.319.417.014.812.8 8.5x 24.821.819.317.115.1 2011 EBITDA Exit Multiple9.0x 27.124.121.519.217.1 9.5x 29.226.223.521.219.1 Returns at Achievement of Target EBITDA — Assumes $32.00 Purchase Price % Achievement of Management Projections 100.0%95.0%90.0%85.0% 7.5x 12.3%9.5%6.4%2.9% 8.0x 14.812.19.15.8 2011 8.5x 17.114.411.68.4 EBITDA Exit Multiple9.0x 19.216.613.810.8 9.5x 21.218.716.013.0 Preliminary Capital Structure Analyses 24

Adjusted EBITDA Calculations ($ in millions) CY 2006ECY 2007E EBIT (December Actual)$ 119.0$ 123.7 Depreciation & Amortization (Dec Actl)39.351.9 EBITDA $ 158.3$ 175.6 One time items Year End Change Incremental Expense$ 0.6 Color Installation 3.8$ 0.8 Severance 1.5 Office Closure 0.9 Shareholder Settlement 0.3 $ 7.2$ 0.8 Public Co. Activities Board Fees$ 0.5$ 0.5 Legal (Board-Specific Activities) 0.6 0.6 Audit Firm Services 0.4 0.4 Internal Audit SOX 0.4 0.4 Investor Relations 0.3 0.3 Accounting Organization 0.1 0.1 Public Co. Activities$ 2.4$ 2.4 International Customer Loss$(16.4)$ n/a Net Other Cost Reductions to Offset Cust Loss6.2n/a Other Adjustments$(10.2)$ n/a Total Adjustments$(0.7)$ 3.2 Adjusted EBITDA$ 157.6$ 178.8 Preliminary Capital Structure Analyses 25

Appendix A: Additional Information Additional Information 26

Research Analysts’ Recommendations and Estimates Analyst Recommendations Evolution of Estimates1 $1.88 $2.02009E Strong $1.8 $1.49 Buy$1.6 2008E 17%$1.4 $1.2$1.46 $1.27 Buy$1.25 $1.02006A2007E 17%2005A $0.8$1.19 EPS Estimate $0.62004A Hold $0.4 67%$0.2 $0.0 Feb-2004Sep-2004Apr-2005Nov-2005Jun-2006Jan-2007 Monthly from 27-Feb-2004 to 26-Feb-2007 Recommendations: 6200420052006200720082009 Price Targets Individual Analyst Estimates Broker Estimate 34.00 Date Rating Growth Estimates Current = $32.58 $32.00 ‘06-’07E 5-Yr. CY 2007E 32.00 Bear, Stearns 14-Feb-2007 Hold 5.2% 8.5% 1.50 Deutsche Bank 15-Feb-2007 Hold 1.7% — 1.45 30.00 $29.00First Anal. Sec. 15-Feb-2007 Hold 3.5% — 1.48 J.P. Morgan 21-Feb-2007 Buy 2.4% — 1.46 28.00 Robert W. Baird 15-Feb-2007 Hold (8.8)% — 1.30 William Blair 16-Feb-2007 Strong Buy NA 13.0 NA 26.00 High 5.2% 13.0% $1.50 Median 2.4 10.8 1.46 24.00 Robert Deutsche BankMean 0.8 10.8 1.44 BairdLow (8.8) 8.5 1.30 1Evolution of EPS estimates based on fiscal year-end March 31 estimates, estimates unadjusted for FAS123R expense. Additional Information 27

Management vs. Analyst Estimates ($ in millions, except per share data) CY 2007 Estimates EPSEBITDANet Income Avg. Shares Management$ 1.22 $ 157.9 $ 56.9 46.7 Bear, Stearns & Co.1.50 170.6 68.0 45.5 Deutsche Bank North America1.45 171.6 65.5 45.2 First Analysis Securities Corp1.48 165.3 68.2 46.2 JP Morgan1.46 NA NA NA Robert W. Baird & Co., Inc.1.30 158.5 59.7 45.8 Analyst High$ 1.50 $ 171.6 $ 68.2 46.2 Analyst Median1.46 167.9 66.8 45.6 Analyst Mean1.44 166.5 65.3 45.7 Analyst Low1.30 158.5 59.7 45.2 CY 2008 Estimates EPSEBITDANet Income Avg. Shares Management$ 1.49 $ 175.1 $ 69.4 46.7 Bear, Stearns & Co.1.72 190.4 78.4 45.5 Deutsche Bank North AmericaNA NA NA NA First Analysis Securities Corp1.64 176.0 75.5 46.0 JP Morgan1.92 NA NA NA Robert W. Baird & Co., Inc.1.60 183.6 72.0 45.0 Analyst High$ 1.92 $ 190.4 $ 78.4 46.0 Analyst Median1.68 183.6 75.5 45.5 Analyst Mean1.72 183.3 75.3 45.5 Analyst Low1.60 176.0 72.0 45.0 Additional Information 28

Goldman Sachs

Management vs. Quarterly Analyst Estimates

	Q1 2007	Y-o-Y % Change[1]	Q2 2007	Y-o-Y % Change[2]
Management	$ 0.37	(26.6)%	$ 0.31	(11.3)%
Bear, Stearns & Co.	0.45	(10.3)	0.37	6.9
Deutsche Bank North America	0.41	(18.2)	0.37	4.4
First Analysis Securities Corp	0.47	(6.4)	0.37	6.8
JP Morgan	NA		NA	
Robert W. Baird & Co., Inc.	0.42	(17.0)	0.32	(8.6)
Analyst High	$ 0.47	(6.4)%	$ 0.37	6.9 %
Analyst Median	0.44	(13.6)	0.37	5.6
Analyst Mean	0.44	(13.0)	0.36	2.4
Analyst Low	0.41	(18.2)	0.32	(8.6)

Additional Information 29

Colorprint Shares Traded at Various Prices Last 3 Months Last 6 Months Weighted Average Price: $28.76 Weighted Average Price: $28.02 12,00020,000 Total Shares Traded as Total Shares Traded 18,000 10,000 Percent of Sharesas Percent of Shares 16,000 Outstanding: 58.83%Outstanding: 93.42% 14,000 8,000 12,000 6,00010,000 Volume (000)Volume (000) 8,000 4,000 6,000 2,0004,000 2,000 00 24.2325.6227.0128.429.831.1924.2325.6227.0128.429.831.19 totototo 25.61Daily from 27-Nov-2006 to 26-Feb-200732.5825.61Daily from 28-Aug-2006 to 26-Feb-200732.58 Last 12 Months Last 24 Months Weighted Average Price: $27.28 Weighted Average Price: 60,000 60,000 Total Shares Traded$25.91 50,000 as Percent of Shares50,000Total Shares Traded Outstanding: 210.25%as Percent of Shares 40,00040,000Outstanding: 447.41% Volume (000) 30,000Volume (000) 30,000 20,00020,000 10,00010,000 00 22.1723.9125.6427.3829.1130.8421.7123.5225.3327.1528.9630.77 totototo 23.90Daily from 24-Feb-2006 to 26-Feb-200732.5823.51Daily from 25-Feb-2005 to 26-Feb-200732.58 Additional Information 30

Goldman Sachs

Cost of Equity and WACC Analysis

($ in millions)

5.5% Equity Risk Premium

	Risk-Free Rate[1]	Risk Premium (R_p)[2]	Equity Beta (B_e)[3]	Cost of Equity (K_e)	Pre-Tax Cost of Debt (K_d)[4]	Effective Tax Rate (t)[5]	Current Debt (D)[6]	Curr. Mkt. Val. of Equity (E)[7]	WACC
Colorprint	4.63 %	5.50 %	1.18	11.12 %	6.00 %	38.0 %	$ 128	$ 1,559	10.56 %
Harte Hanks	4.63	5.50	0.55	7.66	6.41	36.6	205	2,200	7.35
Acxiom	4.63	5.50	1.27	11.62	7.53	33.5	789	1,715	9.53
Valassis	4.63	5.50	0.82	9.14	6.21	35.0	260	818	7.91
Advo	4.63	5.50	0.78	8.92	7.10	35.1	127	1,060	8.46
InfoUSA	4.63	5.50	1.23	11.40	6.01	40.2	260	568	8.95
High			1.27	11.62 %					10.56 %
Median			1.00	10.13					8.70
Mean			0.97	9.97					8.79
Low			0.55	7.66					7.35

7.1% Equity Risk Premium

	Risk-Free Rate[1]	Risk Premium (R_p)[2]	Equity Beta (B_e)[3]	Cost of Equity (K_e)	Pre-Tax Cost of Debt (K_d)[4]	Effective Tax Rate (t)[5]	Current Debt (D)[6]	Curr. Mkt. Val. of Equity (E)[7]	WACC
Colorprint	4.63 %	7.10 %	1.18	13.01 %	6.00 %	38.0 %	$ 128	$ 1,559	12.30 %
Harte Hanks	4.63	7.10	0.55	8.54	6.41	36.6	205	2,200	8.15
Acxiom	4.63	7.10	1.27	13.65	7.53	33.5	789	1,715	10.92
Valassis	4.63	7.10	0.82	10.45	6.21	35.0	260	818	8.90
Advo	4.63	7.10	0.78	10.17	7.10	35.1	127	1,060	9.57
InfoUSA	4.63	7.10	1.23	13.36	6.01	40.2	260	568	10.30
High			1.27	13.65 %					10.92 %
Median			0.82	10.45					9.57
Mean			0.93	11.23					9.57
Low			0.55	8.54					8.15

Additional Information 31

Goldman Sachs

Comparison of Selected Premiums

100% Cash Consideration, Last 3 Years

($ in millions)

				Premium				
Announced	Target	Acquiror	Equity Value	1 Day	30-Day Average	90-Day Average	180-Day Average	52 Week High
02/22/07	Great American Finl Res Inc	American Financial Group Inc	$ 1,116	8.8 %	7.9 %	3.1 %	16.4 %	(3.5)%
02/12/07	Witness Systems Inc	Verint Systems Inc	1,072	23.5	29.7	57.0	113.0	1.7
02/05/07	Mills Corp	Investor Group	1,358	8.4	24.7	29.6	3.0	(46.1)
02/05/07	Longview Fibre Co	Brookfield Asset Mgmt Inc	1,627	17.8	14.1	20.4	17.3	(8.1)
01/24/07	21st Century Insurance Co	AIG	1,742	20.9	12.1	23.6	33.4	9.5
01/02/07	EGL Inc	Investor Group	1,488	20.9	14.8	(0.8)	(28.3)	(33.1)
12/20/06	John H Harland Co	M&F Worldwide Corp	1,421	18.6	22.3	42.6	26.2	2.9
12/05/06	Bandag Inc	Bridgestone/Firestone Inc	1,016	12.7	17.7	29.8	36.8	(1.8)
11/30/06	Digital Insight Corp	Intuit Inc	1,354	18.2	23.6	37.5	26.2	1.5
11/16/06	Conor Medsystems Inc	Johnson & Johnson Inc	1,459	23.8	32.1	30.7	29.5	10.1
11/06/06	Per-Se Technologies Inc	McKesson Corp	1,096	14.5	17.7	20.0	13.7	(5.0)
10/31/06	Banta Corp	RR Donnelley & Sons Co	1,306	16.6	12.2	16.9	11.3	0.0
10/30/06	Sirna Therapeutics Inc	Merck & Co Inc	1,132	100.2	110.5	138.0	116.9	52.6
10/30/06	Trustreet Properties Inc	GE Capital Solutions Franchise	1,151	15.7	33.8	37.2	32.5	17.1
10/30/06	Trammell Crow Co	CB Richard Ellis Group Inc	1,971	28.1	33.9	39.7	39.7	19.4
10/26/06	Kanbay International Inc	Capgemini SA	1,162	8.2	29.7	49.1	70.9	28.6
10/25/06	Universal American Financial	Investor Group	1,107	4.5	12.3	16.5	23.5	23.4
10/11/06	Jacuzzi Brands Inc	Apollo Management LP	1,240	10.1	20.3	32.7	34.7	12.6
10/25/06	Yankee Candle Co Inc	Madison Dearborn Partners LLC	1,724	11.3	18.2	29.7	30.0	33.8
08/23/06	Internet Sec Sys Group Inc	IBM Corp	1,303	4.4	14.7	31.3	27.4	27.9
08/10/06	FileNet Corp	IBM Corp	1,557	1.7	18.6	25.5	27.6	(2.3)
07/09/06	Heritage Ppty Invest Trust Inc	Centro Properties Group	1,753	3.3	6.1	(2.1)	1.1	(10.2)
05/14/06	SSA Global Technologies Inc	Infor Global Solutions	1,529	25.1	25.7	17.5	16.0	(5.2)
05/01/06	Aviall Inc	Boeing Co	1,716	27.3	26.2	34.7	41.2	0.1
04/27/06	Diagnostic Products Corp	Siemens Medical Solutions Inc	1,767	20.7	23.3	21.7	21.1	0.8
04/25/06	Serologicals Corp	Millipore Corp	1,389	35.3	32.5	38.1	41.5	1.2
04/20/06	Ubiquitel Inc	Sprint Nextel Corp	1,036	1.6	2.7	4.2	10.0	(0.2)
01/22/06	Sports Authority Inc	Investor Group	1,021	20.0	21.5	23.7	20.0	8.4
11/20/05	Beverly Enterprises Inc	Fillmore Capital Partners LLC	1,593	33.3	6.6	1.6	1.7	(7.0)
11/10/05	SERENA Software Inc	Silver Lake Partners	1,026	2.7	16.8	21.0	19.2	(1.7)
11/08/05	Linens n Things Inc	Investor Group	1,295	7.9	10.4	11.4	13.2	(5.4)
10/24/05	Amli Residential Ppty Trust	Prime Property Fund	1,177	20.7	19.2	19.8	26.1	(0.7)
10/16/05	Adv Neuromodulations Sys Inc	St Jude Medical Inc	1,369	30.4	25.1	32.9	58.4	13.7
09/29/05	IDX Systems Corp	GE Healthcare Ltd	1,488	25.1	32.0	38.4	36.0	1.2

Additional Information 32

Goldman Sachs

Comparison of Selected Premiums (cont'd)

100% Cash Consideration, Last 3 Years

($ in millions)

Announced	Target	Acquiror	Equity Value	Premium: 1 Day	Premium: 30-Day Average	Premium: 90-Day Average	Premium: 180-Day Average	Premium: 52 Week High
09/15/05	UICI	Investor Group	$ 1,719	19.1 %	17.0 %	25.6 %	29.8 %	0.6 %
08/04/05	Metris Cos Inc	HSBC Finance Corp	1,575	1.1	4.2	12.8	18.6	(1.8)
07/21/05	Priority Healthcare Corp	Express Scripts Inc	1,252	7.7	12.1	21.2	24.0	5.8
07/10/05	US Unwired Inc	Sprint Corp	1,072	1.5	14.4	27.2	34.2	1.5
06/16/05	Vicuron Pharmaceuticals Inc	Pfizer Inc	1,916	84.2	69.9	72.4	77.3	3.1
06/13/05	Commercial Federal,Omaha,NE	Bank of the West,CA	1,367	34.1	35.0	28.0	23.6	11.9
06/07/05	Gables Residential Trust	Investor Group	1,272	14.1	17.9	23.4	22.9	(0.6)
05/16/05	Overnite Corp	UPS	1,220	46.2	39.5	34.5	30.5	1.2
05/12/05	Cuno Inc	3M Co	1,290	31.3	36.2	32.0	27.0	1.1
04/21/05	Transkaryotic Therapies Inc	Shire Pharmaceuticals Grp PLC	1,384	21.6	45.2	51.6	72.7	0.5
03/14/05	Ascential Software Corp	IBM Corp	1,121	17.8	18.3	24.7	32.0	(22.9)
01/31/05	Pulitzer Inc	Lee Enterprises Inc	1,432	1.8	0.2	9.3	20.6	(2.9)
01/27/05	Genencor International Inc	Danisco A/S	1,151	23.9	19.0	19.5	22.1	0.6
11/24/04	Ionics Inc	GE Infrastructure Inc	1,072	47.9	48.1	59.2	63.7	1.2
11/03/04	Argosy Gaming Co	Penn National Gaming Inc	1,408	16.4	17.5	30.2	32.4	9.7
10/20/04	Boca Resorts Inc	Blackstone Real Estate Advisor	1,031	26.6	28.9	27.3	29.2	20.0
10/19/04	Robert Mondavi Corp	Constellation Brands Inc	1,030	49.9	48.7	60.1	60.8	13.8
10/18/04	Select Medical Corp	EGL Holding Co	1,983	26.6	34.2	32.8	23.2	(8.9)
09/29/04	Orbitz Inc	Cendant Corp	1,229	34.5	41.1	41.4	26.1	(10.6)
07/13/04	National Processing Inc	Bank of America Corp	1,425	(9.5)	(7.9)	8.1	13.5	(10.1)
05/24/04	NeighborCare Inc	Omnicare Inc	1,410	52.5	61.1	49.1	54.3	29.3
05/24/04	WFS Financial Inc	Westcorp,Irvine,CA	1,940	3.5	6.1	9.3	11.9	(0.7)
05/19/04	ALARIS Medical Systems Inc	Cardinal Health Inc	1,743	18.4	15.6	12.6	24.7	(2.8)
05/18/04	Kroll Inc	Marsh & McLennan Cos Inc	1,958	32.4	30.6	39.8	50.0	20.9
03/22/04	US Oncology Inc	Welsh Carson Anderson & Stowe	1,302	18.5	15.9	26.8	51.7	(1.8)
03/15/04	InVision Technologies Inc	GE Infrastructure Inc	1,159	21.3	30.9	44.0	66.6	1.2
Median—100% Cash Transactions				**18.8 %**	**19.7 %**	**27.6 %**	**27.2 %**	**0.9 %**

Additional Information 33